                                                                    Exhibit 8(n)
                             Form of Amendment to
                                  Schedule 1
                                  ----------

         Separate Accounts of Lincoln National Life Insurance Company
                             Investing in the Fund
                               As of May 1, 1998

Lincoln National Variable Annuity Account C

Lincoln Life Flexible Premium Variable Life Account K

Lincoln Life Flexible Premium Variable Life Account M

Lincoln Life Variable Annuity Account Q

Lincoln Life Flexible Premium Variable Life Account R


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to
Schedule 1 to be executed in its name and behalf by its duly authorized officer on the date specified below.

                             DELAWARE GROUP PREMIUM FUND, INC. (Fund)

Date:                        By: __________________________
                                  David K. Downes,
                                  Senior Vice President, Chief Operating Officer and Chief Financial Officer

                             LINCOLN NATIONAL LIFE INSURANCE CO.

Date:                        By: __________________________
                                  Kelly D. Clevenger,
                                  Vice President

                             DELAWARE DISTRIBUTORS, LP (Distributor)

Date:                        By: __________________________
                                  Bruce D. Barton,
                                  President and CEO